Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 29, 2011, relating to the financial statements and financial statement schedule of Towers Watson & Co. and the effectiveness of Towers Watson & Co.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Towers Watson & Co. for the year ended June 30, 2011.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

June 7, 2012